Exhibit 99.1

Quanergy Reports Second Quarter 2022 Financial Results

Last 12 Months Bookings of $8.8 Million; 100% Year-over-Year Growth

Sunnyvale, CA – August 11, 2022 – Quanergy Systems, Inc. (NYSE: QNGY) (“Quanergy”), a leading provider of LiDAR sensors and smart 3D solutions, today announced financial results for the three months ended June 30, 2022.

Second Quarter 2022 Highlights

•
Last 12 month bookings(1) increased 100% year-over-year to $8.8 million
•
Second quarter revenue of $1.2 million, within the guidance range, and up 31% year-over-year
•
Second quarter GAAP net loss of $25.7 million compared to $20.5 million in the second quarter of 2021
•
Second quarter adjusted EBITDA loss of $12.5 million compared to $6.6 million in the second quarter of 2021, an increase driven primarily by purchasing surcharges, growth investments and public company costs
•
Ended the second quarter with cash, cash equivalents and restricted cash of $18.8 million

“The second quarter marked a continuation of our growth trajectory with the company posting its fifth consecutive year-over-year increase in quarterly revenue. Our business is in a growth mode, supported by strong increases in bookings, deal sizes and our customer pipeline,” said Kevin Kennedy, Chairman and CEO. “We expect our bookings and revenues to continue seeing the benefit of increased market fit, repeatability and scale, driven by the superior accuracy, performance and total cost of ownership of our security, industrial and flow management solutions.”

Second Quarter 2022 Financial Results

Revenue for the second quarter of 2022 totaled $1.2 million, compared with $905 thousand in the same period of 2021, representing year-over-year growth of 31%. The conversion of bookings to revenue during the quarter was constrained primarily by the ramping of the company’s manufacturing capacity and the timing of certain bookings that were received late in the quarter.

GAAP gross profit was negative $1.3 million for the quarter, compared to $145 thousand in the second quarter of 2021. Excluding stock-based compensation expense, non-GAAP adjusted gross profit was negative $1.1 million for the quarter, compared to $166 thousand in the second quarter of 2021. Non-GAAP adjusted gross profit in the second quarter of 2022 was adversely impacted by $1.1 million of purchasing surcharges expensed during the quarter, ongoing supply chain constraints and transitory manufacturing costs.

GAAP net loss was $25.7 million for the quarter compared to $20.5 million for the same period in 2021.

Adjusted EBITDA loss for the second quarter of 2022 was $12.5 million compared with $6.6 million for the same period in 2021, an increase driven primarily by purchasing surcharges, increased investments to support growth and public company costs.

As of June 30, 2022, the Company had $18.8 million in cash, cash equivalents and restricted cash on its balance sheet. During the second quarter, $9.9 million was drawn from the GEM share subscription facility leaving $115 million outstanding under the facility.

Net cash from operating activities was negative $10.6 million in the second quarter of 2022 versus negative $7.8 million in the second quarter of 2021. Free cash flow was negative $10.8 million in the second quarter of 2022 compared with negative $7.9 million in the prior year period.

(1) Bookings are defined as non-cancellable orders expected to be delivered within 12 months of purchase order receipt.

Key Operational Highlights

•
Signed a multi-million-dollar deal with Prime Secured to enhance surveillance and access control at a major casino
•
Audio Technology selected Quanergy’s M Series sensors and QORTEX DTC perception software to provide perimeter intrusion detection for a critical military site in Egypt
•
The Nanjing Port Group selected Quanergy’s M Series sensors to help the busy Chinese port reduce accidents and false alarms
•
Quanergy and PARIFEX partnered on the first 3D LiDAR-based highway monitoring and enforcement system which was certified by a French testing body
•
Introduced the M1 Edge PoE sensor – the world’s first 2D 360° POE LiDAR sensor – offering higher detection accuracy at a lower price than competing solutions for Perimeter Intrusion Detection and industrial applications
•
Welcomed Lori Sundberg as Chief Human Resources Officer; Lori is an accomplished HR professional that has served in senior positions with Western Digital, Jacobs, American Express, among others
•
Appointed Lisa Kelley to the Board of Directors in August 2022; Lisa is an experienced finance and operations executive, with more than 25 years of success across multiple industries including electronics and manufacturing

Outlook for 2022

•
Customer demand for Quanergy’s solutions is constructive, evidenced by robust bookings growth and other indicators, including pipeline growth and land-and-expand trends
•
Quanergy currently expects 2022 bookings of $14.0 - $18.0 million, consistent with prior revenue guidance and representing 121% year-over-year growth at the midpoint
•
Due to the ramping of manufacturing capacity and ongoing supply chain limitations, Quanergy is guiding to Q3 2022 revenues of $1.75 - $2.5 million and full year 2022 revenues of $7.0 - $9.0 million

The Company’s expectations with respect to Q3 2022 and full year 2022 are estimated. Actual revenues for Q3 2022 and full year 2022 are subject to completion of the Company’s financial closing procedures for the period, and the actual and reported financial results for Q3 2022 and full year 2022 may materially differ. As such, the Company’s expectations with respect to Q3 2022 and full year 2022 are inherently unpredictable and actual results and outcomes could differ materially for a variety of reasons, including the factors discussed below under “Forward-Looking Statements.”

2022 Second Quarter Conference Call and Webcast

Quanergy is hosting a conference call and webcast today, August 11, 2022, beginning at 4:30 p.m. ET to discuss the Company’s preliminary second quarter 2022 results and other matters. Both the call and the webcast are open to the general public. The conference call number is 201-389-0920 and the conference ID number is 13731117 (domestic or international). Please call five minutes prior to the presentation to ensure that you are connected.

About Quanergy Systems, Inc.
Quanergy’s (NYSE: QNGY and QNGY.WS) mission is to create powerful, affordable smart LiDAR solutions for automotive and IoT applications to enhance people’s experiences and safety. Quanergy has developed the only true 100% solid-state CMOS LiDAR sensor built on optical phased array (OPA) technology to enable the mass production of low-cost, highly reliable 3D LiDAR solutions. Through Quanergy’s smart LiDAR solutions, businesses can now leverage real-time, advanced 3D insights to transform their operations in a variety of industries including industrial automation, physical security, smart cities, smart spaces and much more. Quanergy solutions are deployed by nearly 400 customers across the globe. For more information, please visit us at www.quanergy.com.

Non-GAAP Financial Measures

In addition to its results determined in accordance with generally accepted accounting principles in the United States (“GAAP”), Quanergy believes the non-GAAP measures of non-GAAP adjusted gross profit, adjusted EBITDA and free cash flow are useful in evaluating its operating performance. Quanergy calculates non-GAAP adjusted gross profit as gross profit adding back stock-based compensation expense included in cost of goods sold. Quanergy calculates non-GAAP adjusted EBITDA as net loss adding back stock-based compensation expense, depreciation and amortization, interest expense and income, change in fair value of derivatives, gain on forgiveness of PPP loan, and income tax provision (benefit). Quanergy believes that non-GAAP adjusted gross profit and non-GAAP adjusted EBITDA may be helpful to investors because they provide consistency and comparability with past financial performance and may be helpful in comparing with other companies, some of which use similar non-GAAP information to supplement their GAAP results. Free cash flow is a non-GAAP financial measure. Management believes, however, that free cash flow is an important financial measure for use in evaluating the Company’s financial performance, as it measures the Company’s ability to generate additional cash from its business operations. Quanergy defines free cash flow as cash flow from operations less capital expenditures. Free cash flow should be considered in addition to, rather than as a substitute for, net loss as a measure of performance or net cash provided by operating activities as a measure of liquidity. Therefore, Quanergy believes it is important to view free cash flow as supplemental to the entire statement of cash flows. The non-GAAP financial information is presented for supplemental informational purposes only and should not be considered a substitute for financial information presented in accordance with GAAP and may be different from similarly titled non-GAAP measures used by other companies. Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures are included at the end of this press release.

Forward-Looking Statements

This press release includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” “project,” “will likely result” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. All statements, other than statements of present or historical fact included in this press release, are forward-looking statements, including statements regarding the trajectory and growth of our business, our customer pipeline, expectations regarding bookings and revenues and the benefit of market fit, repeatability and scale, our projects with Prime Secured, Audio Technology, Nanjing Port Group, and PARIFEX, and all information included in the section titled “Outlook for 2022”. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results. Most of these factors are outside Quanergy’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: changes in domestic and foreign business, market, financial, political and legal conditions; the overall level of consumer demand for Quanergy’s products; general economic conditions and other factors affecting consumer confidence, preferences, and behavior; disruption and volatility in the global currency, capital, and credit markets; the ability to maintain the listing of Quanergy’s securities on the New York Stock Exchange; the financial strength of Quanergy’s customers; Quanergy’s ability to implement its business strategy; changes in governmental regulation; Quanergy’s exposure to litigation claims and other loss contingencies; disruptions and other impacts to Quanergy’s business, as a result of the COVID-19 global pandemic and government actions and restrictive measures implemented in response; stability of Quanergy’s suppliers and the impact of supply chain constraints, as well as consumer demand for its products, in light of disease epidemics and health-related concerns such as the COVID-19 global pandemic; the impact that global climate change trends may have on Quanergy and its suppliers and customers; Quanergy’s ability to protect patents, trademarks and other intellectual property rights; any breaches of, or interruptions in, Quanergy’s information systems; fluctuations in the price, availability and quality of electricity and other raw materials and contracted products as well as foreign currency fluctuations; Quanergy’s ability to utilize potential net operating loss carryforwards; changes in tax laws and liabilities, tariffs, legal, regulatory, political and economic risks; and other risks and uncertainties indicated in Quanergy’s filings with the U.S. Securities and Exchange Commission. In addition, forward-looking statements reflect Quanergy’s expectations, plans or forecasts of future events and views only as of the date of this press release. Quanergy anticipates that subsequent events and developments will cause its assessments to change. However, while Quanergy may elect to update these forward-looking statements at some point in the future, Quanergy specifically disclaims any obligation to do so, except as required by law.

Quanergy Systems Investor Contact:
Ryan Gardella
ryan.gardella@icrinc.com

Media Contact:
Shannon Van Every
media@quanergy.com

Quanergy is a registered trademark of Quanergy Systems. All other trademarks and trade names contained herein may be those of their respective owners.

© 2022, Quanergy Systems, Inc. All rights reserved.

- Financial tables follow -

Quanergy Systems, Inc.

Condensed Consolidated Balance Sheet

(in thousands, except share and per share data)

(unaudited)

	June 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$18,719	$26,106
Restricted cash	70	70
Accounts receivable, net of allowance for doubtful accounts of $224 at June 30, 2022 and December 31, 2021	820	645
Inventory	5,521	3,242
Prepaid expenses and other current assets	12,915	1,138
Total current assets	38,045	31,201
Property and equipment, net	1,867	1,908
Other long-term assets	11,116	3,539
Total assets	$51,028	$36,648
Liabilities and stockholders’ equity / (deficit)
Current liabilities
Accounts payable	$4,475	$2,375
Accrued expenses	3,317	2,435
Accrued settlement liability	2,750	2,500
Other current liabilities	5,086	737
Short-term debt	—	34,311
Related party payable	1,070	—
Total current liabilities	16,698	42,358
Long-term debt	—	16,153
Long-term debt - related party	—	16,670
Derivative liability	496	26,017
Other long-term liabilities	9,026	803
Total liabilities	26,220	102,001
Commitments and contingencies
Stockholders’ equity / (deficit):
Common stock, $0.0001 par value. 300,000,000 and 80,071,901 shares authorized as of June 30, 2022 and December 31, 2021, respectively; 129,613,549 and 57,020,151 shares issued and outstanding as of June 30, 2022 and December 31, 2021 respectively.	13	6
Additional paid-in capital	462,827	242,299
Accumulated other comprehensive loss	(79)	(61)
Accumulated deficit	(437,953)	(307,597)
Total stockholders’ equity / (deficit)	24,808	(65,353)
Total liabilities and stockholders’ equity / (deficit)	$51,028	$36,648

Quanergy Systems, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net sales	$1,189	$905	$2,556	$1,288
Cost of goods sold	2,453	760	4,306	1,257
Gross profit (loss)	(1,264)	145	(1,750)	31
Operating expenses:
Research and development	6,441	3,740	19,265	8,097
Sales and marketing	4,092	2,223	11,288	3,968
General and administrative	6,219	6,699	48,011	9,192
Operating expenses	16,752	12,662	78,564	21,257
Loss from operations	(18,016)	(12,517)	(80,314)	(21,226)
Other income (expense):
Interest expense, net	(10)	(5,277)	(40,054)	(8,961)
Other income (expense), net	(7,645)	(2,667)	(9,982)	(4,984)
Loss before income taxes	(25,671)	(20,461)	(130,350)	(35,171)
Income tax provision	(3)	(6)	(6)	(10)
Net loss	$(25,674)	$(20,467)	$(130,356)	$(35,181)
Net loss attributable per share to common stockholders, basic and diluted	$(0.22)	$(0.30)	$(1.27)	$(0.54)
Weighted-average shares used to compute net loss attributable per share to common stockholders, basic and diluted	117,864,896	67,111,977	102,868,390	65,096,986

Quanergy Systems, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Six Months Ended June 30,
	2022	2021
Cash flows from operating activities
Net loss	$(130,356)	$(35,181)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	56,812	7,306
Non-cash interest expense	40,071	8,727
Change in fair value of derivative liabilities	1,025	7,499
Change in fair value of share-settled forward asset	8,956	—
Non-cash bonus expense	1,412	—
Depreciation and amortization	472	490
Non-cash lease expense	333	—
Paid-in-kind interest and accrued interest on repayment of 2022 Notes	(9,341)	—
Gain on extinguishment of debt	—	(2,515)
Other	—	(70)
Changes in operating assets and liabilities:
Accounts receivable	(175)	290
Inventory	(2,279)	446
Prepaid expenses and other current assets	(1,907)	166
Other long-term assets	(1)	(1,780)
Accounts payable	1,835	629
Accrued expenses	(61)	(222)
Accrued settlement liability	250	—
Other current liabilities	(452)	—
Other long-term liabilities	77	(251)
Net cash used in operating activities	(33,329)	(14,466)
Cash flows from investing activities
Purchases of property and equipment	(431)	(5)
Net cash used in investing activities	(431)	(5)
Cash flows from financing activities
Related party proceeds from PIPE financing	36,950	—
Proceeds from Business Combination and PIPE financing	13,414	—
Proceeds from draw down on GEM Agreement	9,900	—
Payments of offering costs	(8,188)	—
Repayment of 2022 Notes	(25,813)	—
Proceeds from exercise of stock options	58	74
Proceeds from exercise of common stock warrants	70	—
Proceeds from issuance of convertible notes	—	37,130
Proceeds from issuance of convertible notes to related parties	—	11,475
Net cash provided by financing activities	26,391	48,679
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(18)	(6)
Net increase (decrease) in cash, cash equivalents and restricted cash	(7,387)	34,202
Cash, cash equivalents and restricted cash at beginning of period	26,176	7,668
Cash, cash equivalents and restricted cash at end of period	$18,789	$41,870
Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$9,326	$236
Supplemental schedule of noncash investing and financing activities:
Conversion of redeemable convertible preferred stock to common stock	$152,978	$—
Conversion of 2023 Notes into equity	$101,978	$—
Issuance of common stock warrants	$17,602	$21,970
Assumption of net liabilities from Business Combination	$15,956	$—
Issuance of share-settled forward asset	$10,027	$—
Offering costs paid in common stock	$9,531	$—
GEM commitment fee	$2,500	$—
Fair value of debt derivative liabilities related to issuance of convertible notes	$—	$17,540

Quanergy Systems, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Non-GAAP Adjusted Gross Profit
Gross profit (loss)	$(1,264)	$145	$(1,750)	$31
Stock-based compensation expense	154	21	837	41
Non-GAAP adjusted gross profit	$(1,110)	$166	$(913)	$72

Adjusted EBITDA
Net loss	$(25,674)	$(20,467)	$(130,356)	$(35,181)
Stock-based compensation expense	5,251	5,725	56,812	7,306
Depreciation and amortization	244	239	472	490
Interest expense	25	5,279	40,071	8,964
Interest income	(15)	(2)	(17)	(3)
Change in fair value of derivatives	7,645	5,182	9,982	7,499
Gain on forgiveness of PPP loan	—	(2,515)	—	(2,515)
Income tax provision (benefit)	3	6	6	10
Adjusted EBITDA	$(12,521)	$(6,553)	$(23,030)	$(13,430)
	`
Free Cash Flow
Net cash used in operating activities	$(10,583)	$(7,848)	$(33,329)	$(14,466)
Less: Purchase of property and equipment	(229)	(5)	(431)	(5)
Free Cash Flow	$(10,812)	$(7,853)	$(33,760)	$(14,471)